CASTLE BRANDS ANNOUNCES NEW $5 MILLION REVOLVING CREDIT FACILITY WITH KELTIC FINANCIAL
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NEW YORK — August 23, 2011 — Castle Brands Inc. (NYSE Amex: ROX), a developer and international marketer of premium beverage alcohol brands, today announced the establishment of a revolving credit facility with Keltic Financial Partners II, LP. The asset-based credit facility provides for borrowings up to $5.0 million for working capital requirements and other general corporate purposes.

In connection with Castle Brands’ June equity placement, holders of $4.0 million of Castle Brands debt agreed to exchange their debt for equity if approved by Castle Brands’ shareholders at its annual meeting next month. Assuming such conversion, the Company’s debt will be reduced to approximately $2.2 million. The Company intends to use the new Keltic Financial facility to repay that remaining debt, thus providing $2.8 million of additional liquidity.

“Securing a credit agreement with Keltic Financial, an established corporate lender, underscores the progress Castle Brands has made in enhancing its operations and strengthening its balance sheet. This facility gives us greater financial flexibility, with increased availability on more favorable terms than our previous arrangements,” stated Mark Andrews, Chairman of the Board of Castle Brands. “We expect the new credit facility and the proceeds from our recent equity offering to provide the financial support required to implement our strategic plan, position us to attract larger agency brands and allow us to make opportunistic purchases of wine and spirits for our core brands to drive additional revenue and bottom line growth.”

About Keltic Financial
Keltic Financial provides customized asset based lending solutions to small and middle market companies with financing needs between $1 Million and $10 Million. In addition to helping middle market companies accelerate cash flow, Keltic Financial’s credit facilities help firms execute growth strategies, acquisitions and mergers. Keltic Financial serves customers across a wide breadth of industries including the automotive, manufacturing, distribution, service and wholesale industries. For more information please visit, www.kelticfinancial.com.

About Castle Brands Inc.
Castle Brands is a developer and international marketer of premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’s®, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Boru® Vodka, Pallini® Limoncello, Raspicello and Peachcello, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Betts & SchollTM wines, cc: winesTM, Celtic Crossing® Liqueur, Brady’s® Irish Cream, A. De Fussigny® cognacs, Travis Hasse’s Original®Liqueurs and TierrasTM tequila. Additional information concerning the Company is available on the Company’s website, www.castlebrandsinc.com.

Forward Looking Statements
This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to our use of proceeds from the Keltic financing, our ability to implement our strategic plan, our ability to attract additional brands, our ability to make opportunistic beverage alcohol purchases and future growth. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities and our cost reduction efforts, the effect of competition in our industry, economic and political conditions generally, including the current recessionary economic environment and concurrent market instability and our ability to regain compliance with the continued listing standard of the NYSE Amex. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2011, and other reports we file with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

INVESTOR CONTACTS:
Todd Fromer / Garth Russell
KCSA Strategic Communications
(212) 896-1215 / (212) 896-1250
tfromer@kcsa.com / grussell@kcsa.com
www.kcsa.com

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